SECOND AMENDED AND RESTATED LEASE AGREEMENT
                      (Clearwater Health & Rehabilitation)


     THIS SECOND AMENDED AND RESTATED LEASE AGREEMENT (the "Lease") is made and entered into as of the 1st day of October 1, 1998, effective as of the Commencement Date, by and between EBT Healthcare Properties, L.P., a Delaware limited partnership (hereinafter referred to as the "Lessor") and Centennial HealthCare Properties Corporation, a Georgia corporation, formerly known as WelCare International Properties Corporation, a Georgia corporation (hereinafter referred to as the "Lessee").

                            W I T N E S S E T H :

      WHEREAS, Lessor is the owner of that certain real property, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, improved with a 60-bed nursing home facility known as Clearwater Health & Rehabilitation (the "Facility"), together with Lessor's easements and appurtenances in adjoining and adjacent land, highways, roads, streets, lanes, whether public or private, reasonably required for the installation, maintenance, operation and service of sewer, water, gas, power, and other utility lines and for driveways and approaches to and from abutting highways for the use and benefit of the above-described parcel of real estate, together with that certain personal property, fixtures, equipment and supplies used in connection with such real estate and improvements (the "Premises");

      WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated as of October 1, 1993, whereby Lessor agreed to lease to Lessee the Premises (the "Original Lease"); and

      WHEREAS, Lessor and Lessee entered into that certain Amended and Restated Lease Agreement dated as of July 6, 1994, whereby Lessor and Lessee agreed to amend and restate the Original Lease in its entirety; and

      WHEREAS, Lessor and Lessee desire to amend and restate the Amended and Restated Lease Agreement in its entirety as provided in this Lease.

      NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid by each party to the other, the mutual promises herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Ownership. Lessor is the owner of the Facility which is located on the Premises.

2. Term. The term of this Lease shall be deemed to have commenced on the 1st day of October, 1993 (the "Commencement Date"), and shall end on the 30th day of September, 2006 unless sooner terminated, and Lessee is hereby granted an option to extend this Lease for two (2) additional five (5) year periods on the same terms as provided in this Lease; provided, however, that at the time of such election to extend, unless Lessee and Lessor shall have otherwise agreed in writing upon the rent to be paid during the extension term(s), Lessee shall provide Lessor with a letter from a third-party appraiser reasonably acceptable to Lessor stating that the Base Rent (as hereinafter defined) and any other sums payable under this Lease constitute a fair market rental rate for the Premises (the "Fair Rental Rate"). Lessee shall pay the reasonable fees and charges of such appraiser. If the Fair Rental Rate is greater than or less than the Base Rent at the time of the extension of this Lease, then the Lessee can either (i) elect not to extend this Lease, or (ii) pay as Base Rent an amount equal to the Fair Rental Rate. Lessee must notify the Lessor in writing of its election to exercise any of the renewal extensions at least three (3) months prior to the expiration of the then current lease term. Lessor and Lessee agree that they both shall be bound by the appraiser's determination of the Fair Rental Rate to the extent herein indicated.

3.    Rental Payments.

A. Base Rent. Lessee shall pay to Lessor the amounts set forth on Exhibit "B" as rent for the Premises in arrears upon the last day of each and every month during the term of this Lease (the "Base Rent").

            B. Additional Rent. Lessee shall pay to Lessor, monthly in arrears, $127.00 for each 1/8% that the LIBOR Rate (as hereinafter defined) exceeds 7.475% as additional rent (the "Additional Rent"). Further, the Base Rent shall be reduced $127.00 for each 1/8% that the LIBOR Rate decreases below 7.475% (the "Base Rent Reduction"). The Additional Rent and the Base Rent Reduction shall be calculated based on the LIBOR Rate on the first calendar day of each month during the Lease Term (the "Rate Adjustment Date"). The LIBOR Rate shall mean the average of London Interbank Offered Rates for a term of one month (the "One Month LIBOR"), as reasonably determined by Lessor or its Mortgagee as of each Rate Adjustment Date. The One Month LIBOR (in U.S. dollar deposits) will be obtained from the appropriate Bloomberg display page available at the close of business announced on the last business day of the month, for every month covered by the Lease Term. In the event that Bloomberg ceases publication, or ceases to publish the One Month LIBOR, Lessor or its Mortgagee shall select a comparable publication to determine the One Month LIBOR.

C. Payment of Rent. Lessor and Lessee acknowledge and agree that this Lease and all Base Rent, Base Rent Reduction, and Additional Rent (together, the "Rent") payable hereunder may be assigned as additional collateral for a mortgage loan or loans to Lessor. In such event, Lessor and Lessee mutually agree that, if required by the lender (the "Mortgagee") pursuant to such mortgage loan (the "Mortgage"), all payments of Rent shall be made to a lockbox or another account designated by Mortgagee (a "Lockbox Account") and Mortgagee is hereby authorized by Lessor and Lessee to debit such account each month for the amount equal to the monthly debt service payments due pursuant to the promissory note secured by the Mortgage. Payments so made by the Lessee shall be credited as payments of Rent made under this Lease and shall satisfy the obligations of Lessee hereunder, to the extent so paid. If payments of Rent are not made a Lockbox Account for the benefit of Mortgagee, then such payments shall be made to Lessor at Lessor's address as provided in Section 31 of this Lease or such other address as Lessor shall specify pursuant to Section 31 at least thirty (30) days prior to a payment date.

D. Debt Service Reserve Fund. No security deposit is required of Lessee pursuant to this Lease except as follows. If required by Mortgagee, pursuant to the terms of the Mortgage and this Lease, Lessor shall deposit into an account with Mortgagee pursuant to a Debt Service reserve Escrow and Security Agreement (the "Deposit Agreement") an amount equal to two months debt service on the Premises to serve as a debt service reserve fund, which may increase if debt service payments increase (the "Debt Service Reserve Fund"). The Debt Service Reserve Fund shall be governed by the terms of the Deposit Agreement. Notwithstanding the foregoing, if Lessee provides Lessor with additional funds to enable the deposit of additional debt service reserves as contemplated by the Deposit Agreement, then amounts pledged to Mortgagee as a Debt Service Reserve Fund shall, upon repayment in full of the Mortgage or upon any release of the Debt Service Reserve Fund (or any portion thereof) by the Mortgagee (the "Release Date"), be deemed a security deposit of Lessee and shall be refunded to Lessee to the extent Lessee funded such amounts.

4. Net Lease. This Lease is intended to be a net lease in that it is the intention of the parties hereto that the Rent payable to Lessor shall not be reduced by any cost or charge whatsoever and that all expenses and charges related to the ownership and operation of the Premises after the date of this Lease, whether for upkeep, maintenance; compliance with environmental, health and safety laws (including the Americans with Disabilities Act); insurance; taxes; utilities; federal, state and municipal requirements; and other charges of a like nature or type or otherwise shall be paid by Lessee, subject to the other terms of this Lease. This provision is not in derogation of specific provisions herein, but in expansion thereof and as an indication of the general intentions of the parties hereto.

5. Taxes and Assessments. Lessee hereby agrees to pay to the public authorities charged with collection thereof, promptly as the same become due and payable, all taxes, assessments, and other public charges levied upon or assessed against the Premises and/or any building, structure, fixture or improvements now or hereafter located thereon, or arising in respect of the occupance, use or possession of the Premises, and which become due and payable.

6.  Fuel,  Utility  Services.   Lessee  hereby  agrees  to  pay  for  all  fuel,
electricity, heat or power, gas and water, or any other utility charges incurred upon the Premises after the date of this Lease.

7. Compliance with Laws. Lessee covenants that in the use and occupation of the Premises and the buildings, structures, fixtures and improvements thereon, and the sidewalks adjacent thereto, Lessee will comply in all material respects with all authorities in any manner affecting the Premises or any building, structures, fixtures and improvements thereon or the use thereof and the terms of the Mortgage. Lessee further agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Premises, or any use to be made thereof contrary to any law, ordinance or regulation with respect thereto.

8.    Repairs, Alterations and Additions.

A. General. Lessee shall be further obliged to pay from the Gross Revenues of the Premises any expense for repairing any improvements upon the Premises, including, without limitation, extermination and landscaping, and Lessee shall make all reasonable repairs and replacements necessary to maintain the Premises and all furniture and fixtures in a reasonably good, tenantable and wholesome condition, complying in all material respects with all applicable laws, regulations, ordinances, licenses and requirements of all authorities having jurisdiction over the Premises. Lessor, however, is not hereby relieved of responsibility of maintenance assumed by it pursuant to the Mortgage. For purposes of this Lease, "Gross Revenues" shall mean the amount equal to the sum of all revenues received or receivable from the operation of the Facility less contractual allowances for billings not paid or received from applicable governmental agencies or other third party payors as determined during each calendar year.

9. Insurance. Lessee shall maintain insurance as follows:

(a) Professional liability insurance in at least the amount of $1,000,000 per occurrence, $2,000,000 aggregate with a $10,000,000 umbrella. All such liability insurance shall name each of Lessor and Mortgagee as an additional insured;

(b) Liability insurance in an amount equal to at least $1,000,000 per occurrence, $2,000,000 aggregate, with a $10,000,000 umbrella. All such liability insurance shall name each of Lessor and Mortgagee as an additional insured;

(c) "All-risk" coverage on the Facility, including all improvements, equipment and inventory, in an amount not less than the replacement cost thereof, insuring against such potential causes of loss as shall be required by Lessor, including but not limited to loss or damage from wind, fire, ice, subsidence and, if requested by Lessor, earthquake;

(d) Business income insurance (including rental value if the Facility is leased in whole or part) equal to not less than twelve (12) months estimated gross revenues less expenses not ordinarily incurred during the period of business interruption; and

(e) Workers compensation insurance as required by the laws of the State where the Facility is located.

      Each of the policies described in (c) and (d) shall name Lessor (or, if directed by Lessor, Mortgagee) as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause, and shall provide that Lessor and Mortgagee shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of either of the policies described in (c) and (d) shall be payable by check jointly payable to Lessee and to Lessor (or, if directed by Lessor, Mortgagee) and delivered to Lessor (or, if directed by Lessor, Mortgagee).

      Lessee appoints Lessor and Mortgagee as Lessee's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Lessee into compliance herewith and, at the sole option of Lessor and Mortgagee, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lessor or Mortgagee be liable for failure to collect any amounts payable under any insurance policy. Lessee agrees and acknowledges that the application of insurance proceeds shall be governed by
Section 4.4 of that certain Loan Agreement of even date herewith between Mortgagee and Lessor.

      If Lessor shall in any manner resume possession of the Premises, Lessor shall thereupon become, subject to the terms of the Mortgage, the sole owner of all insurance policies held by or required hereunder to be delivered to Lessor, with the sole right to collect and retain all unearned premiums and dividends thereon, and Lessee shall only be entitled to a credit, in reduction of the then outstanding indebtedness secured hereby, in the amount of the cancellation refund.

10. Other Operating Expenses. Lessee agrees to pay all other operational expenses of the Premises not heretofore mentioned.

11. Surrender. Lessee agrees that, upon termination by lapse of time or otherwise of the term hereby created, or any extension thereto, it will deliver and surrender up to the Lessor said Premises in reasonably good condition and repair; any damage, deterioration or destruction resulting from ordinary wear and tear, loss by fire, casualty and causes beyond Lessee's control are excepted.

12. Liens. Lessee will not permit any mechanic's, laborer's, or materialmen's liens to stand against the Premises for any labor or material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Lessee, but nothing herein contained shall in any way prejudice the rights of Lessee to contest to final judgment or decree any such lien. In the event of failure of Lessee to procure the discharge of any such lien or contest such lien as above provided, by bond or any other method, Lessor may, without further notice, procure the discharge thereof by bonding, payment or otherwise, and all costs and expenses incurred by Lessor in obtaining such discharge shall become due as additional Rent upon the next payment of Rent. Lessor shall not cause any mortgage or lien other than the Mortgage and security interests related thereto to stand against or attach to the Premises.

13. No Abatement of Rent. The partial destruction of any building on the Premises by fire or natural elements shall not in any manner affect this Lease or the rights and obligations of Lessee hereunder and the Rent shall not abate, diminish or cease during reconstruction. The Rent shall not abate upon foreclosure under the Mortgage. However, should the Lessor fail to undertake to repair, rebuild or replace any such damage or destruction within thirty (30) days after such fire or other casualty, or shall fail to complete such work within six (6) months, then the terms of this Lease shall expire at the option of Lessee, after ten (10) days written notice to Lessor.

14. Damage or Destruction. If the Premises covered hereby, or any part thereof, shall be damaged by fire or other hazard against which insurance is held, the amounts paid by any insurance company in pursuance of the contract of insurance to the extent of the indebtedness then remaining unpaid, shall be paid, subject to the terms of the Mortgage, to Lessor and released only for the repairing or rebuilding of the Premises.

15. Condemnation. If the Premises shall be condemned or taken in its entirety for a public or quasi-public use, all compensation therefore shall be paid to Mortgagee to be used to pay the Mortgage as provided in the Mortgage and any remaining funds will be divided between Lessor and Lessee, and this Lease and all obligations hereunder shall terminate as of the date of taking. If only a portion of the Premises shall be condemned or taken for a public or quasi-public use, any and all awards or compensation arising from such condemnation or taking shall be paid to Mortgagee subject to the terms of the Mortgage, and this Lease shall continue without modification, unless and except that if so much or such portion of the Premises be taken that the taking shall materially interfere with the efficient operation of its business by Lessee on the Premises, the judgment of Lessee as to the materiality of such interference being conclusive, then at any time within sixty (60) days after the taking of such portion of the Premises, Lessee may terminate this Lease by serving upon Lessor written notice of its intention to do so. In the event this Lease is so terminated, then any and all awards or compensation arising from such condemnation or taking shall be paid jointly to Lessor and Lessee subject to the terms of the Mortgage, and all obligations hereunder shall cease as of the date of such termination and any funds remaining after the payment of the Mortgage shall be divided between the Lessor and Lessee. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of its leasehold interest, stock, trade fixtures, furniture and other personal property belonging to Lessee.

16. Assignment and Subletting. Lessee may not assign or encumber this Lease or its rights hereunder except to Mortgagee without first obtaining the written consent of Lessor which will not be unreasonably withheld; provided, however, that Lessee's assignment of this Lease to an affiliate of Lessee shall be valid and binding on Lessor without Lessor's prior written consent. In such event, Lessee shall remain liable for the payment of all Rent required to be paid hereunder and for the performance of all terms, covenants and conditions herein undertaken by Lessee. Lessee shall have the right to enter into subleases with respect to the operation of the Premises or any portion thereof, at any time during the term of this Lease without the consent of Lessor, which subleases shall not be deemed to create a tenancy in the Premises; provided, however, that Lessee shall remain liable for the payment of all Rent required to be paid hereunder and for the performance of all terms, covenants, and conditions herein undertaken by Lessee. Lessor shall not assign or encumber this Lease or its rights hereunder without first obtaining the written consent of Lessee and providing Lessee with a written agreement from the assignee that it will abide by all of the terms of this Lease.

17. Holding Over. In the event Lessee continues to occupy the Premises after the last day of the term hereby created, or after the last day of any extension of said term, and Lessor elects to accept rent thereafter, a tenancy from month to month only shall be created and not for any longer period without the written concurrence of Lessor.

18. Abandonment and Reletting. If Lessee shall abandon or vacate the Premises, except as permitted hereunder, the same may be re-let by Lessor for such rent, and upon such terms as to it may seem fit and in accordance with Lessor's Partnership Agreement and the Mortgage. If a sufficient sum shall not be thus realized monthly after paying the expense of such re-letting and collecting, to satisfy the Rent, Lessee agrees to satisfy and pay all deficiencies during each month of the remaining period of this Lease.

19. Subrogation and Waiver. Lessor hereby waives any and all claims against Lessee, its assignees or sub-lessee for damage or destruction of any improvements on the Premises (whether or not resulting from the fault or negligence of Lessee, its assignees or sub-lessee or their agents or employees) which improvements are covered by insurance obtained by Lessee and the parties agree that any policies of insurance obtained by Lessor will recognize this waiver of Lessor by a good and sufficient waiver of subrogation provision; provided, however, that nothing herein shall be construed as waiving Lessor's right to any insurance proceeds under policies obtained by Lessee, but paid for by Lessor.

20.   Default, Termination and Damages.

A. Lessee's Default For Nonpayment of Rent. Except as otherwise provided in this Lease, Lessee shall be in default under this Lease if it fails to pay the Rent owed to Lessor hereunder for a period of sixty (60) days (a "Monetary Default").

B. Lessee Default For Other Than Nonpayment of Rent. Lessee shall be in default under this Lease if it defaults on any of the covenants herein contained to be kept by Lessee, except the payment of Rent, and such default shall continue after written notice for a period of ninety (90) days (a "Non-monetary Default").

C. Right to Re-enter Facility. If a Monetary Default or Non-monetary Default shall occur and continue, Lessor shall have the immediate right, whether or not the term of this Lease shall have been terminated to re-enter and repossess the Premises by summary proceedings, ejectment, any other legal action or in any lawful manner Lessor determines to be necessary or desirable. No such re-entry or repossession of the Premises shall be construed as an election by Lessor to terminate the term of this Lease.

D. Duty to Mitigate. At any time or from time to time after the re-entry or repossession of the Premises pursuant to Section 20.C. hereof, whether or not the term of this Lease shall have been terminated, Lessor, in the name of Lessee or Lessor or otherwise and upon notice to Lessee, shall, to the extent required by applicable state law pertaining to the duty to mitigate damages upon breach of a lease or other contract, use such efforts to relet the Premises as is required by such law, Lessor may collect and receive any rents payable by reason of such reletting consistent with Section 18 hereof.

E. Continuing Duty of Lessee. No expiration or termination of the term of this Lease pursuant to this Section or and no expiration of the term pursuant to
Section 18 hereof, by operation of law or otherwise, and no re-entry, repossession or reletting of the Premises pursuant to Section 18 hereof or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

21. Remedies Cumulative. The remedies conferred by this Lease upon Lessor and Lessee are not intended to be exclusive, but are cumulative and in addition to all remedies otherwise afforded by law.

22. Successors. This Lease and all covenants and agreements herein contained shall be binding upon, apply and inure to the respective successors and assigns of all parties to this Lease.

23. Lessor's Title. Subject to the terms of this Lease, Lessor's title is, and always shall be, paramount to the title and interest of Lessee, and nothing herein contained shall empower Lessee to do any act which can or shall encumber the title of the Lessor. Provided the holder of any mortgage now or hereafter encumbering the Premises shall provide Lessee with a non-disturbance agreement reasonably satisfactory to Lessee, Lessee agrees to subordinate its interest in this Lease to the Mortgage that encumbers the Premises. Nothing contained herein shall relieve the Lessor of any obligations under the Mortgage.

24. Books and Financial Statements. Lessee shall deliver to Lessor at the end of each fiscal year, or more often as reasonably requested by Lessor, the books of its operations of the Facility. Lessee shall provide to Lessor the financial statements required by the Mortgage.

25. License. Lessee at all times shall maintain in force and effect a license from the state in which the Facility is located to operate a nursing home, and shall at all times employ a duly qualified administrator to operate the Facility.

26. Employees. Lessee shall have direct responsibility for recruiting, hiring, training, promoting, assigning and discharging all operating and service personnel necessary for the proper operation and maintenance of the Premises or shall have direct responsibility for leasing employees for the Premises. All employees shall be employees of the Lessee and the Premises or leased by the Lessee and shall not be employees of the Lessor.

27. Notice of Action Against License. Notwithstanding any other provision of this Lease to the contrary, Lessee shall inform Lessor immediately by hand delivery, telephone, telecopy (receipt confirmed) or telegraph of any action taken, commenced or instituted by any state or federal authority having jurisdiction over the Premises as a health care facility to terminate or revoke any license certification of Lessee. Such notice shall be given to Lessor at the address set forth in Paragraph 30.A. below.

28. Surrender of Possession. Lessee shall, on or before the last day of the term of this Lease, surrender possession of the Premises to Lessor, free and clear of sub-tenancies not specifically agreed upon by Lessor, reasonably clean and in reasonably good condition and repair, ordinary wear and tear excepted.

29. Quiet Enjoyment. If and so long as Lessee is not in default hereunder, Lessor agrees that it will not interfere with the peaceful and quiet occupation and enjoyment of the Premises by Lessee.

30. Inspection of Books and Records. Lessor and Mortgagee shall have the right, upon reasonable notice and at reasonable times, to inspect the books and records and accounts relating to the Facility.

31.   Miscellaneous Provisions.

A. Notices. Any notice or other communication by either party to the other shall be in writing and shall be given, and be deemed to have been duly given, if either delivered personally or mailed, postage prepaid, by registered or certified mail, or reputable overnight delivery service addressed as follows:

            TO LESSOR:

            EBT Healthcare Properties, L.P.
            3005 Mountain Ash Ct.
            Garland, Texas  75044
            Attention:  Roland A. Belanger

            WITH A COPY TO:

            Cashin, Morton & Mullins
            Two Midtown Plaza, Suite 1900
            1360 Peachtree Street, N.E.
            Atlanta, Georgia 30309
            Attention:  James D. Spratt, Jr.

            TO LESSEE:

            Centennial HealthCare Properties Corporation
            400 Perimeter Center Terrace
            Suite 650
            Atlanta, Georgia  30346
            Attention:  Alan C. Dahl

            WITH A COPY TO:

            Nelson Mullins Riley & Scarborough, L.L.P.
            First Union Plaza - Suite 1400
            999 Peachtree Street, N.E.
            Atlanta, Georgia  30309
            Attention:  Jeffrey N. Plowman

or to such other address and to the attention of such other person or officer as either party may from time to time designate.

B. Change of Address. Lessor and Lessee may change their address for purposes of this Lease by giving notice thereof in accordance with the provisions set forth for notices above.

C.   Understanding   and   Agreements.   This  Lease   constitutes  all  of  the
understandings and agreements of whatever nature or kind existing between the parties with respect to the subject matter hereof.

D. Headings. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provisions of this Lease.

E. Approval or Consent. Whenever, under any provision of this Lease, the approval or consent of either party is required, the decision thereon shall be promptly given, and such approval or consent shall not be unreasonably withheld.

F. Severability. Should any part of this Lease be declared invalid for any reason, such decision shall not affect or impair the validity of the remaining part or parts hereof, and this Lease shall remain in full force and effect as to all parts not declared invalid or unenforceable as if the same had been executed with the invalid or unenforceable portion(s) thereof eliminated.

G. Applicable Law. This Lease shall be governed by, and construed and enforced in accordance with, the laws of Idaho (without regard to its rules of conflicts of laws).

H. Further Assurances. Lessee shall, upon the request of Lessor, execute and deliver any and all further documents which may be required, contemplated or desired by Lessor in furtherance of the transactions contemplated by this Lease.

I.    Amendment  or  Modifications.   This  Lease  shall  not  be  amended  or
modified without the prior written consent of the parties hereto.

J.    Time.  Time is of the essence of this Lease.

K. Binding. This Lease shall be binding upon, and inure to the benefit of, the parties hereto, their estates, heirs, personal representatives, successors in interest and assigns.

L. Counterparts. This Lease may be executed in one of more counterparts, each of which shall constitute one and the same instrument.

32. Lease Memorandum. The Original Lease is evidenced in the Records of Clearwater County, State of Idaho, by the filing of that certain Memorandum of Lease recorded on October 22, 1993, as Instrument Number 163900. The aforesaid Memorandum of Lease shall continue in full force and effect (as modified hereby) and shall memorialize and provide constructive notice of the right, title and interest of Lessee in the Premises.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date first set forth above.

                                     LESSOR:

                                    EBT HEALTHCARE PROPERTIES, L.P.,
                                    a Delaware limited partnership

                                    By:   EBT Healthcare, Inc.,
                                          Its General Partner



                                    By:  /S/ Roland A. Belanger
                                         -----------------------------
                                         Roland A. Belanger, President


                                     LESSEE:

                                    CENTENNIAL HEALTHCARE PROPERTIES
                                    CORPORATION, a Georgia corporation



                              By: /S/ Alan C. Dahl
                                         ----------------------------
                                         Alan C. Dahl, Vice President

                                    Exhibit B

Annual Lease Payments                           Monthly Lease Payments

Year 1      $182,178.00                         $15,182.00
Year 2      $182,178.00                         $15,182.00
Year 3      $182,178.00                         $15,182.00
Year 4      $182,178.00                         $15,182.00
Year 5      $182,178.00                         $15,182.00
Year 6      $103,968.00                         $8,664.00
Year 7      $103,968.00                         $8,664.00
Year 8      $103,968.00                         $8,664.00
Year 9      $103,968.00                         $8,664.00
Year 10     $103,968.00                         $8,664.00
Year 11     $103,968.00                         $8,664.00
Year 12     $103,968.00                         $8,664.00
Year 13     $103,968.00                         $8,664.00

SCHEDULE 10.13

      CHPC has entered into lease agreements substantially identical to Exhibit
10.13 as follows:

      1. Second Amended and Restated Lease Agreement dated October 1, 1998 with EBT Healthcare Properties, L.P. ("EBT") for Ft. Worth, Texas facility. Material details in which this agreement differs from Exhibit 10.13 are that the base rent per year is $247,365 for the remaining term of this agreement, and the "Additional Rent" payment is $317 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 7.475% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $137 for each 1/8% that the LIBOR Rate decreases below 7.475%.

      2. Second Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Libby, Montana facility. Material details in which this agreement differs from Exhibit 10.13 are that the base rent per year is $108,525 for the remaining term of this agreement, and the "Additional Rent" payment is $137 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $137 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      3. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Pinewood, Idaho facility. Material details in which this agreement differs from
Exhibit 10.13 are that the base rent per year is $279,032 for the remaining term of this agreement, and the "Additional Rent" payment is $359 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $359 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      4. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Union, Mississippi facility. Material details in which this agreement differs from Exhibit 10.13 are that the base rent per year is $285,259 for the remaining term of this agreement, and the "Additional Rent" payment is $370 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $370 for each 1/8% that the LIBOR Rate decreases below 5.625%.


      5. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Natchez, Mississippi facility. Material details in which this agreement differs from Exhibit 10.13 are that the base rent per year is $348,310 for the remaining term of this agreement, and the "Additional Rent" payment is $444 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $444 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      6. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Winona, Mississippi facility. Material details in which this agreement differs from Exhibit 10.13 are that the base rent per year is $441,677 for the remaining term of this agreement, and the "Additional Rent" payment is $560 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $560 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      7. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Franklinton, Louisiana facility. Material details in which this agreement differs from Exhibit 10.13 are that the term of this agreement terminates on September 30, 2004, base rent per year is $420,234 for the remaining term of this agreement, and the "Additional Rent" payment is $522 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $522 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      8. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Bossier City, Louisiana facility. Material details in which this agreement differs from Exhibit 10.13 are that the term of this agreement terminates on September 30, 2004, base rent per year is $100,946 for the remaining term of this agreement, and the "Additional Rent" payment is $127 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $127 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      9. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Ferriday, Louisiana facility. Material details in which this agreement differs from Exhibit 10.13 are that the term of this agreement terminates on September 30, 2004, base rent per year is $250,648 for the remaining term of this agreement, and the "Additional Rent" payment is $317 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $317 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      10. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for McComb, Mississippi facility. Material details in which this agreement differs from Exhibit 10.13 are that the term of this agreement terminates on March 31, 2004, base rent per year is $479,572 for the remaining term of this agreement, and the "Additional Rent" payment is $613 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $613 for each 1/8% that the LIBOR Rate decreases below 5.625%.

      11. Amended and Restated Lease Agreement dated October 1, 1998 with EBT for Starkville, Mississippi facility. Material details in which this agreement differs from Exhibit 10.13 are that the term of this agreement terminates on September 30, 2004, base rent per year is $431,067 for the remaining term of this agreement, and the "Additional Rent" payment is $545 for each 1/8% that the LIBOR Rate established by Bloomberg exceeds 5.625% (the "Percentage Amount"). Furthermore, the Base Rent shall be reduced $545 for each 1/8% that the LIBOR Rate decreases below 5.625%.